Exhibit 5.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form F-10 of our report dated September 3, 2025 relating to the financial statements of New Pacific Metals Corp., appearing in the Annual Report on Form 40-F of New Pacific Metals Corp. for the year ended June 30, 2025.

/s/ Deloitte LLP
Chartered Professional Accountants Vancouver, Canada September 17, 2025